Exhibit 10.5

800 South Figueroa Street, Suite 730 Los Angeles, CA 90017 Tel.: (213) 347-0101 Fax: (213) 347-0202 www.merchantfactors.com

June 8, 2006

Guru Denim Inc.
1525 Rio Vista Avenue
Los Angeles, CA 90023
ATTN: Mr. Charles Lesser

Gentlemen:

Reference is made to the Discount Factoring Agreement of 12/2/2004, as amended. The contract is further amended as follows:

Effective July 1, 2006:
Factoring Commission	From .65 to .60%

EXTENSION	To 12/2/2007

All other terms and conditions of the above Discount Factoring Agreement remain unchanged.

Please indicate your acceptance by signing in the space provided, and returning the original to me.

The copy is for your file.

Very truly yours,

/s/ Donald Nunnari DONALD NUNNARI
Senior Vice President

READ AND AGREED:
GURU DENIM INC.

/s/ Jeffrey Lubell JEFFREY LUBELL
President